POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Moneda Carlyle XI Fondo de Inversion (the "Investor") appoints each of Joshua Lefkowitz, Anne Campbell and Erik Barrios (or any person designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf, any and all filings required to be made by the Investor under Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of TCG BDC II, Inc. which may be deemed to be beneficially owned by the Investor under the Act, and to take any other action of any type whatsoever in connection with the foregoing (including, without limitation, filing of a Form ID with the Securities and Exchange Commission) that, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the Investor, it being understood that the documents executed by such attorney-in-fact on behalf of the Investor pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Investor might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  The Investor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Investor, are not assuming any of the Investor's responsibilities to comply with the Act.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the Investor or, if earlier, the date on which the Investor is not subject to reporting under the Act with respect to TCG BDC II, Inc.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of October 2018.

Moneda S.A. Administradora General de Fondos on behalf of MONEDA CARLYLE XI FONDO DE INVERSION

By: /s/ Alfonso Duval
Name: Alfonso Duval
Title: Partner, Head of Institutional Clients

By: /s/ Antonio Gil Nievas
Name: Antonio Gil Nievas
Title: CEO